Exhibit 99

               FOR IMMEDIATE RELEASE
               May 23, 2000



NORFOLK SOUTHERN ANNOUNCES CLOSING OF NOTES SALE


NORFOLK, VA - Norfolk Southern Corporation (NYSE: NSC) announced that it today closed the sale of $600 million aggregate principal amount of its Senior Notes -- $300 million at 8-3/8% due in 2005, and $300 million at 8-5/8% due in 2010 -- through underwriters led by Merrill Lynch & Co. and Morgan Stanley & Co. Incorporated. Substantially all the proceeds will be used to reduce commercial paper borrowings, and the remainder will be used for general corporate purposes.


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